EXHIBIT 21.1

SUBSIDIARIES OF ACTIONPOINT, INC.

    Condor Merger Corp. (incorporated in California)
    ActionPoint (UK) Ltd. (incorporated in the United Kingdom)
    ActionPoint GmbH (incorporated in Germany)